Exhibit 10.7

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

STATEMENT OF WORK

26 January 2022

EOM Pharmaceuticals, LLC

136 Summit Ave, Suite 100

Montvale,

NJ 07645

(hereafter referred to as “Sponsor”)

Charles River Laboratories Montreal ULC

22022 Transcanadienne

Senneville, Québec, H9X 3R3

Canada

(hereafter referred to as “Charles River”)

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

As there is no Master Service Agreement (“MSA’”) in place between Sponsor and Charles River, this Statement of Work (“SOW”) and each party’s obligations herein (including the performance of Services) shall be governed by and subject to the General Terms and Conditions of Charles River attached hereto (the “General Terms and Conditions”). In the event Sponsor and Charles River sign an MSA before completion of the Study, the MSA will supersede the General Terms and Conditions. By executing below, Sponsor and the undersigned on behalf of Sponsor represents and certifies, that Sponsor agrees to the foregoing.

Confidentiality Notice: The information contained in this SOW is confidential and is intended only for the party to whom it is addressed. Any other delivery, distribution, copying or disclosure is strictly prohibited.

Transfer, storage, use and processing of personal data shall be made in accordance with the Data Protection Addendum attached hereto and made a part hereof.

Authorization Initials	Study ID and Title	Price
CRL-396097
Study No. 1003374
Development of a LM-MS/MS Method for the Quantification of Test Material in Rabbit Plasma

	Study Price:	$ 27,650 US

CRL-396098
Study No. 1003375
Validation of an LC-MS/MS Method for the Quantification of Test Material in Rabbit Plasma

	Study Price:	$ 33,600 US

CRL-396992
Study No. 1003385
Validation of an LC-MS/MS Method for the Quantification of Test Material in Rabbit Plasma

	Study Price:	$ 33,600 US

CRL-395143
Study No. 5702107
A Pharmacokinetic Single and Multiple Topical Ocular Instillation Study of Squalamine Lactate Followed by a 24-Hour Observation/Collection Period in the Rabbit

	Study Price:	$ 46,064 US
	LCMS Sample Analysis (20 serum @SEN, 400 tissues @WOR):	$ 89,355 US
	TK Report:	$ 6,681 US
	Total Study Price:	$ 142,100 US

STATEMENT OF WORK CONFIDENTIAL	2 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Authorization Initials	Study ID and Title	Price
CRL-395144
Study No. 5702108
A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Rabbit

	Study Price:	$ 74,600 US
	Option - LCMS Sample Collection/Analysis (12 serum @CRL-SEN):	$ 17,296 US ☐

CRL-395145
Study No. 5702109
A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Dog

	Study Price:	$ 117,700 US
	Option - LCMS Sample Collection/Analysis (12 serum @CRL-SEN):	$ 17,296 US ☐

CRL-395146
Study No. 5702110
A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Rabbit Followed By A 14-Day Recovery

	Study Price:	$ 337,338 US
	LCMS Sample Analysis @CRL-SEN (312 serum, 32 ISR):	$ 42,835 US
	TK Report:	$ 8,727 US
	SEND Data Set (Final Report):	$ 16,600 US
	Total Study Price:	$ 405,500 US

CRL-395147
Study No. 5702111
A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Rabbit Followed By A 14-Day Recovery
	Study Price:	$ 341,820 US
	LCMS Sample Analysis @CRL-SEN (312 serum, 32 ISR):	$ 42,453 US
	TK Report:	$ 8,727 US
	SEND Data Set (Final Report):	$ 16,600 US
	Total Study Price:	$ 409,600 US

STATEMENT OF WORK CONFIDENTIAL	3 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Please check the options you wish to authorize, if applicable.

The pricing above is based on the Scope(s) of Work attached and may change if the study design is amended in the final protocol. Price is exclusive of Value Added Taxes (VAT) which, where required, shall be charged at the prevailing rate.

Studies will be conducted at, and will be invoiced by, the following Charles River site: Charles River Laboratories Montreal ULC (Senneville).

If applicable prices assume one review cycle for draft protocol(s) and for draft report(s) and incorporation of one set of client comments into the final document(s). Sponsor shall provide one collated document if multiple reviewers are required. Further review cycles may incur additional costs.

Repeat of Sample Analysis. If applicable for studies involving bioanalytical sample analysis, the parties agree that as of commencement of work, in some instances, repeat of sample analysis will be required. Consequently, the price per sample analysis/occasion will apply to any additional repeats requested by the Sponsor, as well as any samples above the analytical range, which require dilution.

Pricing is considered valid for 60 days from the date of this SOW but may be adjusted in accordance with market conditions and if authorized, assumes that work will commence no later than one year from the date of authorization. Charles River reserves the right to review the pricing if work does not commence within such time period.

In order to minimize the impact of study delays and cancellations for all clients, Charles River allocates resources at the time a signed SOW is received. If all studies and/or components are not being authorized at this time, please initial the studies and components above that you wish to authorize and sign and date the authorization line below. If all studies are being authorized at this time, merely sign and date the authorization line below, leaving the studies and component boxes empty. Please note that scheduling is not considered confirmed until a signed copy of this document is received. By providing authorization via signature below, you will allow us to confirm a schedule for each authorized study. Your signature further constitutes acceptance of the price and payment schedule.

Payment Schedules

Each study will be invoiced separately according to the following payment schedules.

Payment Schedule for Study No. 1003374

The payment schedule for this study is as follows:

●	50% Due Upon Initiation of Development
●	50% Due Upon Completion of Work

Payment Schedule for Study No. 1003375, 1003385

The payment schedule for this study is as follows:

●	50% Due Upon Initiation of Validation
●	50% Due Upon Submission of Draft Report

Payment Schedule for Study No. 5702107, 5702108, 5702109

The payment schedule for this study is as follows:

●	75% Study Payment Authorization
●	25% Submission of Draft Report

Payment Schedule for Study No. 5702110, 5702111

The payment schedule for this study is as follows:

●	30% Study Payment Authorization
●	30% Study Initiation
●	30% Completion of Inlife
●	10% Submission of Draft Report

The first invoice(s), linked to the first milestone in the Payment Schedule(s), will be sent no more than 120 days prior to scheduled animal arrival/commencement of work.

If the final report is delayed through no fault of Charles River, any remaining invoices will be issued 3 months after the date on which the draft report was sent.

We would propose to initiate these studies in Q4 2022. Prior to receipt of this signed SOW, this initiation date may be lost to another study vying for the same resources.

STATEMENT OF WORK CONFIDENTIAL	4 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

It should also be noted that the initiation date is based on the scopes of work included in this Statement of Work. If the study design(s) change significantly before study commencement, timelines may need to be rescheduled.

Study Material Storage/Archives. After dispatch of the draft report, all raw data, samples/specimens (except for those sent to Sponsor or Sponsor designated laboratory and resultant data which are the responsibility of Sponsor) and documents generated at Charles River during this study, together with the original copy of the protocol (including amendments) and the final report, will be retained in the secure storage area of Charles River for one (1) year at no additional charge (unless otherwise stated in the Scope of Work). After this period, Sponsor will be contacted to authorize (i) continued storage at Charles River’s current storage rates (ii) return of the materials to Sponsor or (iii) disposal of materials, at additional cost.

Authorization Statement

Sponsor hereby authorizes Charles River to proceed with the necessary activities to initiate these services, including where appropriate, but not limited to, protocol development, contract finalization, study room reservation and definitive scheduling of service-related activities (collectively “Services”). By executing this document Sponsor understands and agrees to the financial responsibility for all service fees, costs and expenses in accordance with SOW including those incurred by Charles River in preparation of Services. Any modification that requires an increase in cost subsequent from the effective date of this SOW will be adjusted through an amended or additional SOW.

Please sign and return this document via email to your Charles River contact. We look forward to working together.

Best regards,

Charles River Laboratories Montreal ULC		Sponsor: EOM Pharmaceuticals, LLC

By:		By:

Duly authorized		Duly authorized

Print Name:	Nadine Hamaoui	Print Name:
Title:	Client Manager	Title:
Date:	26 January 2022	Date:

STATEMENT OF WORK CONFIDENTIAL	5 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

To ensure an optimal invoicing process, please provide the following information:

Invoice address (if different to page 1):

E-mail address for receipt of Invoices (invoices will only be sent as PDF to this e-mail address):

Charles River requires a PO prior to the initiation of any work. By executing this Statement of Work, Sponsor acknowledges that billing will occur, and payment will be remitted to Charles River in the absence of a PO.

Please submit a PO with the signed Statement of Work. Note that any contradictory terms and conditions set forth on a PO shall not be applicable to the services provided hereunder

PO number

VAT number (if applicable)

STATEMENT OF WORK CONFIDENTIAL	6 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

SEND datasets – for applicable studies only:

If applicable (refer to scope of work), SEND datasets included as per current SEND standards in place at time of study start. Only the domains modeled in the current SEND Implementation Guide in place at time of study start are in scope for CRL SEND Implementation.

For applicable studies, SEND datasets will be scheduled to be provided based on regulatory submission dates unless otherwise requested.

SEND datasets will not be converted for data provided by a non-CRL provider. However CRL will merge SEND compliant data provided by third parties into the final package. Please see Sponsor deliverables below for further information and note that any delays in the supply of third party or Sponsor SEND contributions may affect delivery date of the full SEND package.

FDA Submission ready files – Includes the following (for submission at the CDER and CBER division of FDA only):

1.	All relevant SEND datasets
2.	define.xml (version 2.0)
3.	Study Data Reviewer’s Guide (which includes statement that the data accurately reflects final report).

Sponsor Deliverables:

●	It is the Sponsors responsibility to ensure all parties involved in the study are capable of producing SEND domains where appropriate. Charles River is not responsible for supporting parties that cannot provide the data in a SEND compliant format, Excel (.xlsx) or SAS (.xpt) files.
●	The sponsor/subcontractor also needs to provide the relevant Comments – CO domain, RELRECs, Define and SDRG entries. These deliverables are expected to be delivered to CRL with the contributing report(s). If there is a delay in the receipt of the contributing SEND deliverables, Charles River reserves the right to reschedule the delivery of the final package. (An example of this scenario applies, when the sponsor conducts or subcontracts the Pharmacokinetic Concentrations – PC or Pharmacokinetic Parameters – PP.)
●	Any sponsor assistance required to generate SEND data formats will be at additional charge.
●	Any issues found with subcontractor SEND production capabilities will be escalated to the Sponsor for resolution.
●	SEND v3.1 - Includes Single Dose, Repeat Dose, Carcinogenicity, Respiratory and Cardiovascular studies as per SENDIG v3.1 Scope. Only the domains modeled in the SEND Implementation Guide 3.1 are in scope for CRL SEND Implementation. Studies starting on or after December 17, 2016 (protocol signature date) will be provided in SENDIG v3.1**Note: CRL may use third parties to aid in the production of SEND datasets.

**Note: CRL may use third parties to aid in the production of SEND datasets.

STATEMENT OF WORK CONFIDENTIAL	7 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

SCOPES OF WORK

Sponsor Study Title	Development of a LM-MS/MS Method for the Quantification of Test Material in Rabbit and Dog Plasma
CRL Study ID	CRL-396097
Sponsor Study Reference ID	1003374
Charles River Facility	Charles River Laboratories – Senneville
Compliance	Non-Regulated

METHOD DETAILS
Test Material Name	TBD
Analyte Name	TBD
Analyte Type	Small Molecule
Number of Analytes	Single
Method of Separation	High-Performance Liquid Chromatography (HPLC)
Method of Detection	MS/MS
Species Family of Matrix	Rabbit Plasma and Dog Plasma

Scope of Work	Number of Units	Price Per Unit	Study Fee	Description
Method Development	1	$25,200	$25,200	An LC-MS/MS method will be developed for the quantification of test article in Rabbit and Dog Plasma. Appropriate chromatographic, mass spectrometric, and sample extraction procedures will be developed to achieve the sensitivity and specifications needed and can be used to support non-regulated studies.
Method development will be conducted by the laboratory for up to 10 days. If additional experiments are warranted, additional days can be added at Single Analyte $2,520 per day via change order after consultation with the Sponsor.
				If method development experiments do not result in a method which can be further developed based on properties of the compound or reagents the study will be terminated and Sponsor will be invoiced for all work completed. Charles River will provide the Sponsor with timely updates on progress.
Rabbit and Dog Plasma	1	$2,450	$2,450	Rabbit and Dog Plasma will be purchased from commercial sources and will be used as the blank (control) matrix.
Materials	Additional	TBD	ASOW	The Sponsor will supply or reimburse for the reference materials and suitable internal standard(s). Surcharges may apply for supplies that run outside the normal budget for this work.
Summary Report	1	$3,675	ASOW	At the Sponsor’s request, a method summary report will be provided. A Change Order will be issued for authorization by the Sponsor for any report fees. Requests for specific formatting or multiple revisions may incur additional fees.
Archiving	1	Included		For a period of 1 year following completion of the study. Following this period, additional archiving will be by a separate archiving agreement and at an additional cost.
Total Study Fee				$27,650

STATEMENT OF WORK CONFIDENTIAL	8 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Sponsor Study Title	Validation of an LC-MS/MS Method for the Quantification of Test Material in Rabbit Plasma
CRL Study ID	CRL-396098
Study Number	1003375
Charles River Facility	Charles River Laboratories – Senneville
Compliance	GLP

METHOD DETAILS
Test Material Name	TBD
Analyte Name	TBD
Analyte Type	Small Molecule
Number of Analytes	Single
Method of Separation	High-Performance Liquid Chromatography (HPLC)
Method of Detection	MS/MS
Species Family of Matrix	Rabbit Plasma

Scope of Work	Number of Units	Price Per Unit	Study Fee	Description
Validation	1	$33,600	$33,600	Validation will include a minimum of [****] standard curves, along with at least [****] concentrations (LLOQ, low, medium, high) and a minimum of [****] replicates total at each concentration. Intra-assay and inter-assay precision and accuracy of the QC samples will be determined. Validation will also include evaluation of linearity and limit of quantification, reproducibility, dilution effect, recovery, matrix effect, selectivity, carryover, processing stability, freeze-thaw, whole blood and frozen stability as well as stock solution stability as described in the study protocol.
				All matrix stability evaluations will be performed at the low and high QC levels. Long-term frozen storage stability testing at one time point and one temperature is included in the validation fee. The final validation fee is dependent upon the complexity of the assay and other compound-specific issues. Validation cost includes parameters listed above. Sponsor-specific requests for additional parameters will incur additional fees at $2,520 per parameter via change order (ASOW) after consultation with the Sponsor.
Additional Stability Testing	TBD	$4,725	ASOW	Additional fees may be applied if additional stability time points/temperatures are requested by the Sponsor. A Change Order (ASOW) will be issued for authorization by the Sponsor for any additional stability time points.
Materials	N/A	N/A	ASOW	The Sponsor will supply or reimburse for the reference materials and suitable internal standard(s). Surcharges may apply for supplies that run outside the normal budget for this work.
Report	1	Included		Draft and Final Reports are included. The final bioanalytical procedure will be provided with the validation report. Requests for specific formatting for protocols and/or reports and/or multiple revisions may incur additional fees.
Archiving	1	Included		For a period of 1 year following completion of the study. Following this period, additional archiving will be by a separate archiving agreement and at an additional cost.
Total Study Fee				$33,600

OPTIONAL FEES: A Change Order (ASOW) may be issued for authorization by the Sponsor for any additional study fees as required.

Scope of Work	Number of Units	Price Per Unit	Study Fee	Description
Assessment in presence of Co-administered compounds [Fluid]	2	$2,520	ASOW	Stability of the analyte(s) of interest will be assessed in the presence of other co-administered compounds. Pricing includes QC preparation, short-term frozen, and freeze/thaw assessments.
Additional assessments will incur additional fees.

STATEMENT OF WORK CONFIDENTIAL	9 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

Sponsor Study Title	Validation of an LC-MS/MS Method for the Quantification of Test Material in Dog Plasma
CRL Study ID	CRL-396992
Study Number	1003385
Charles River Facility	Charles River Laboratories – Senneville
Compliance	GLP

METHOD DETAILS
Test Material Name	TBD
Analyte Name	TBD
Analyte Type	Small Molecule
Number of Analytes	Single
Method of Separation	High-Performance Liquid Chromatography (HPLC)
Method of Detection	MS/MS
Species Family of Matrix	Dog Plasma

Scope of Work	Number of Units	Price Per Unit	Study Fee	Description
Validation	1	$33,600	$33,600	Validation will include a minimum of 3 runs of matrix standard curves, along with at least 4 QC concentrations (LLOQ, low, medium, high) and a minimum of 18 replicates total at each concentration. Intra-assay and inter-assay precision and accuracy of the QC samples will be determined. Validation will also include evaluation of linearity and limit of quantification, reproducibility, dilution effect, recovery, matrix effect, selectivity, carryover, processing stability, freeze-thaw, whole blood and frozen stability as well as stock solution stability as described in the study protocol.
				All matrix stability evaluations will be performed at the low and high QC levels. Long-term frozen storage stability testing at one time point and one temperature is included in the validation fee. The final validation fee is dependent upon the complexity of the assay and other compound-specific issues. Validation cost includes parameters listed above. Sponsor-specific requests for additional parameters will incur additional fees at $2,520 per parameter via change order (ASOW) after consultation with the Sponsor.
Additional Stability Testing	TBD	$4,725	ASOW	Additional fees may be applied if additional stability time points/temperatures are requested by the Sponsor. A Change Order (ASOW) will be issued for authorization by the Sponsor for any additional stability time points.
Materials	N/A	N/A	ASOW	The Sponsor will supply or reimburse for the reference materials and suitable internal standard(s). Surcharges may apply for supplies that run outside the normal budget for this work.
Report	1	Included		Draft and Final Reports are included. The final bioanalytical procedure will be provided with the validation report. Requests for specific formatting for protocols and/or reports and/or multiple revisions may incur additional fees.
Archiving	1	Included		For a period of 1 year following completion of the study. Following this period, additional archiving will be by a separate archiving agreement and at an additional cost.
Total Study Fee				$33,600

OPTIONAL FEES: A Change Order (ASOW) may be issued for authorization by the Sponsor for any additional study fees as required.

Scope of Work	Number of Units	Price Per Unit	Study Fee	Description
Assessment in presence of Co-administered compounds [Fluid]	2	$2,520	ASOW	Stability of the analyte(s) of interest will be assessed in the presence of other co-administered compounds. Pricing includes QC preparation, short-term frozen, and freeze/thaw assessments.
Additional assessments will incur additional fees.

STATEMENT OF WORK CONFIDENTIAL	10 of 30	OPP-251564

Title:	**A Pharmacokinetic Single and Multiple Topical Ocular Instillation Study of Squalamine Lactate Followed by a 24-Hour Observation/Collection Period in the Rabbit**
Study Number:	**5702107**
CRL ID Number:	**CRL-**
Objective:	Provide ocular tissue and systemic exposure data to support a multiple dose safety study for a retinal indication
Compliance:	Non-GLP
Species/Strain:	Dutch-belted rabbits
Dose Formulation Preparation:	Used as supplied.
Dose Formulation Analysis:	Not required.
Dosing Regimen:	Phase 1: [****] Phase 2: [****] period Phases 1 and 2 can be run concurrently
Route of Administration:	Bilateral topical ocular instillation (approximately 35uL)
Test System:	

Groups	Dose mg/eye	Males
Phase 1	[****]	10
Phase 2	TBD	10

Spares:	[****]
Total Population:	[****]
Age:	4-5 months at arrival
Source:	Preferred vendor
Pretreatment Period:	One week
Mortality and Morbidity:	Twice daily.
Detailed Examinations:	Weekly (for health monitoring only, will not be reported).
Body Weight:	Weekly (for health monitoring only, will not be reported).
Food Consumption:	Daily (for health monitoring only, will not be reported).
PK Sample Collection:	Samples of plasma and [****] will be collected at necropsy from 2 rabbits/ group at [****] hours post final dose. [****] (plasma) and [****] (ocular tissue) samples collected.
PK Sample Analysis:	Plasma samples analyzed at Charles River Senneville and tissue samples Worcester (or other Discovery Site). Method development/validation performed as separate study – prices available separately. Method development and validation, (including stability assessments when applicable), must be completed prior to sample analysis in order to have no impact on data delivery or integrity. Additional re-assays requested by the Sponsor, or if samples require dilutions due to quantitation outside the calibration range and additional samples received above the number expected will be billed at the designated per sample / compound rate and may be subject to minimum batch charges as appropriate. CR-SEN – Plasma samples

STATEMENT OF WORK CONFIDENTIAL	11 of 30	OPP-251564

Title:	**A Pharmacokinetic Single and Multiple Topical Ocular Instillation Study of Squalamine Lactate Followed by a 24-Hour Observation/Collection Period in the Rabbit**
Study Number:	**5702107**
CRL ID Number:	**CRL-**

Method:	LC-MS/MS
Nonregulated Method:	1003375
Analyte Type:	Small Molecule
Matrix:	Plasma
Number of Analytes:	1
Sample analysis:	[****]
Report:	Nonregulated
Materials:	Matrix

CR-WOR – Tissue samples

Method:	[****]
Nonregulated Method:	TBD
Analyte Type:	Small Molecule
Matrix:	Tissue – see above
Number of Analytes:	1
Sample analysis:	[****]
Report:	Nonregulated
Materials:	Matrix

PK Reporting: (Performed at SEN)	Assessment of toxicokinetic parameters such as C_{max}, t_{max}, AUC, dose proportionality for a single analyte, one occasion and single dose route. Calculations performed using non-compartmental analysis with a validated system. Additional data analysis (compartmental, pharmacodynamic, statistical) may be done where practical upon request at additional cost.
Terminal Procedures:	Animals discarded without further examination following blood and tissue collection.
Summary Report:	10 weeks after completion of in-life period for a summary report using standard CR format (pending receipt of bioanalytical results from Sponsor). Additional reports or changes to the standard format may increase costs and reporting time required.
SEND datasets (Final Report):	Not included, not in scope.
Archiving:	1 year following issuance of the summary report, with any residual/retained biological sample discarded before issue of the Final Report. Following this period, additional archiving by agreement and at additional cost.

+A Summary report only includes the results presented as a Summary/ Abstract and data in a tabulated non-compiled format.

STATEMENT OF WORK CONFIDENTIAL	12 of 30	OPP-251564

Title:	**A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Rabbit**
Study Number:	**5702108**
CRL ID Number:	**CRL-395144**
Objective:	To evaluate ocular tolerance and determine dose levels for subsequent PK and GLP safety studies for a retinal indication.
Compliance:	Non-GLP
Species/Strain:	Dutch-belted rabbit
Dose Formulation Preparation:	Use as supplied.
Dose Formulation Analysis:	Not required.
Dosing Regimen:	1, 2 or 3 drops daily for 7 days.
Route of Administration:	Bilateral ocular instillation (eye drop)
Test System:	(see table below)
Total Population:	6/sex plus 1/sex spares
Age:	4-5 months old on arrival
Source:	Preferred vendor
Pretreatment Period:	Two weeks
Mortality/Morbidity:	Twice daily.
Body Weight:	Once pretest.
Food Consumption	Daily.
Gross Ocular Evaluation (Modified Draize Scoring):	Daily.
Ophthalmology (slit lamp and indirect):	Once pretest and on Day 7. Performed by a board-certified veterinary ophthalmologist.
Tonometry (IOP):	Once pretest and on Day 7.
Electroretinogram (ERG):	Once pretest and on Day 7. Three scotopic and 2 photopic light stimuli evaluated.
Toxicokinetic Sample Collection (Option):	One sample of blood (1 mL) will be collected from all animals on Day [****] (approximately 30 minutes post first dose), processed to serum, for a total of [****] samples.
Toxicokinetic Sample Analysis (Option):	Samples analyzed at Charles River Worcester. Method development/validation performed as separate study – prices available separately. Method development and validation, (including stability assessments when applicable), must be completed prior to sample analysis in order to have no impact on data delivery or integrity. Additional re-assays requested by the Sponsor, or if samples require dilutions due to quantitation outside the calibration range and additional samples received above the number expected will be billed at the designated per sample / compound rate and may be subject to

Test System:

Group	Dose Regimen	mg/eye/day	Main Study	
			Males	Females
1 Low	[****]	TBD	[****]	[****]
2 Mid	[****]	TBD	[****]	[****]
3 High	[****]	TBD	[****]	[****]

STATEMENT OF WORK CONFIDENTIAL	13 of 30	OPP-251564

Title:	**A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Rabbit**
Study Number:	**5702108**
CRL ID Number:	**CRL-395144**
	minimum batch charges as appropriate.

Method:	LC-MS/MS
Nonregulated Method:	Add method #
Analyte Type:	Small Molecule
Matrix:	serum
Number of Analytes:	1
Sample analysis:	12
Report:	Nonregulated
Materials:	serum

Terminal Procedures:	Day 8 All surviving animals will be euthanized on the day following last dose. Eyes, optic nerve and extraocular tissues (eyelids, nictitating membrane, Harderian and lacrimal glands, conjunctiva) will be retained in fixative. Eyes will be sectioned (5 sagittal sections/eye), stained with H&E and examined histopathologically. Remaining tissues discarded.
Summary Report:+	7 weeks after completion of in-life period for a summary report using standard CR format. Additional reports or changes to the standard format may increases costs and reporting time required.
SEND datasets (Final Report):	Not included, not in scope.
Archiving:	1 year following issuance of the summary report, with any residual/retained biological sample discarded before issue of the Final Report. Following this period, additional archiving by agreement and at additional cost.

+A summary report does not include a detailed section of experimental procedures since the study plan, study plan amendments, and deviations are appended to the report and already include those details. The results are presented as a Summary/ Abstract format (full report can be provided at additional cost).

STATEMENT OF WORK CONFIDENTIAL	14 of 30	OPP-251564

Title:	**A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Dog**				
Study Number:	**5702109**				
CRL ID Number:	**CRL-395145**				
Objective:	To evaluate ocular tolerance and determine dose levels for subsequent PK and GLP safety studies for a retinal indication.				
Compliance:	Non-GLP				
Species/Strain:	Beagle				
Dose Formulation Preparation:	Use as supplied.				
Dose Formulation Analysis:	Not required.				
Dosing Regimen:	1, 2 or 3 drops daily for 7 days.				
Route of Administration:	Bilateral ocular instillation (eye drop)				
Test System:	Group	Dose Regimen	mg/eye/day	Main Study	
				Males	Females
	1 Low	[****]	[****]	2	2
	2 Mid	[****]	[****]	2	2
	3 High	[****]	[****]	2	2
Total Population:	6/sex plus 1/sex spares				
Age:	5-7 months old on arrival				
Source:	Preferred vendor				
Pretreatment Period:	Two weeks				
Mortality/Morbidity:	Twice daily.				
Body Weight:	Once pretest.				
Food Consumption	Daily.				
Gross Ocular Evaluation (Modified Draize Scoring):	Daily.				
Ophthalmology (slit lamp and indirect):	Once pretest and on Day 7. Performed by a board-certified veterinary ophthalmologist.				
Tonometry (IOP):	Once pretest and on Day 7.				
Electroretinogram (ERG):	Once pretest and on Day 7. Three scotopic and 2 photopic light stimuli evaluated.				
Toxicokinetic Sample Collection (Option):	One sample of blood (1 mL) will be collected from all animals on Day 7 (approximately 30 minutes post first dose), processed to serum, for a total of 12 samples.				
Toxicokinetic Sample Analysis (Option):	Samples analyzed at Charles River Worcester. Method development/validation performed as separate study – prices available separately. Method development and validation, (including stability assessments when applicable), must be completed prior to sample analysis in order to have no impact on data delivery or integrity. Additional re-assays requested by the Sponsor, or if samples require

STATEMENT OF WORK CONFIDENTIAL	15 of 30	OPP-251564

Title:	**A 7-Day Ocular Instillation Tolerance Pilot Study of Squalamine Lactate in the Dog**
Study Number:	**5702109**
CRL ID Number:	**CRL-395145**
	dilutions due to quantitation outside the calibration range and additional samples received above the number expected will be billed at the designated per sample / compound rate and may be subject to minimum batch charges as appropriate.

Method:	[****]
Nonregulated Method:	Add method #
Analyte Type:	Small Molecule
Matrix:	serum
Number of Analytes:	1
Sample analysis:	12
Report:	Nonregulated
Materials:	serum

Terminal Procedures:	Day 8 All surviving animals will be euthanized on the day following last dose. Eyes, optic nerve and extraocular tissues (eyelids, nictitating membrane, Harderian and lacrimal glands, conjunctiva) will be retained in fixative. Eyes will be sectioned (5 sagittal sections/eye), stained with H&E and examined histopathologically. Remaining tissues discarded.
Summary Report:+	7 weeks after completion of in-life period for a summary report using standard CR format. Additional reports or changes to the standard format may increases costs and reporting time required.
SEND datasets (Final Report):	Not included, not in scope.
Archiving:	1 year following issuance of the summary report, with any residual/retained biological sample discarded before issue of the Final Report. Following this period, additional archiving by agreement and at additional cost.

+A summary report does not include a detailed section of experimental procedures since the study plan, study plan amendments, and deviations are appended to the report and already include those details. The results are presented as a Summary/ Abstract format (full report can be provided at additional cost).

STATEMENT OF WORK CONFIDENTIAL	16 of 30	OPP-251564

Title:	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Rabbit Followed By A 14-Day Recovery**
Study Number:	**5702110**
CRL ID Number:	**CRL-395146**
Objective:	Determination of safety of squalamine lactate to support IND
Compliance:	GLP
Species/Strain:	Dutch-belted rabbit
Dose Formulation Preparation:	Use as supplied
Dose Formulation Analysis:	Not required (Sponsor will supply C of A)
Dosing Regimen:	One or more times daily for 28 days followed by a 14-day recovery period (Use table below for costing purposes). Dosing will be staggered over 2 days to accommodate ERGs.
Route of Administration:	Bilateral ocular instillation (eye drop)

Test System:

Group	Dose Regimen	mg/eye/day	Main Study		Recovery Study	
			Males	Females	Males	Females
1 (Control)	[****]	0	[****]	[****]	[****]	[****]
2	[****]	[****]	[****]	[****]	[****]	[****]
3	[****]	[****]	[****]	[****]	[****]	[****]

Spares:	1/sex
Total Population:	14/sex
Age:	4-5 months old on arrival
Source:	Preferred vendor
Pretreatment Period:	Two weeks
Mortality/Morbidity:	Twice daily.
Gross ocular Observations (Modified Draize):	Daily during dosing period, weekly during recovery.
Detailed Observations:	Weekly starting 1 week prior to dosing.
Body Weight:	Pretest, weekly and at termination.
Food Consumption:	Daily.
Ophthalmology (slit lamp and indirect):	Pretest, Days 14 and 28 and at the end of the recovery. Performed by a board-certified veterinary ophthalmologist.
IOP:	Pretest, Days 14 and 28 and at the end of the recovery.
Electroretinogram (ERG):	Once pretest and on Day 26. Three scotopic and 2 photopic light stimuli evaluated.
Clinical Pathology Parameters:	Hematology, Coagulation, Clinical Chemistry: Pretest, Day 28 and at the end of recovery (standard parameters). Urinalysis: Pretest, Day 28 and at the end of recovery (standard parameters). *Interpretation of the data and clinical pathology report by a board certified veterinary clinical pathologist, at additional cost.*

STATEMENT OF WORK CONFIDENTIAL	17 of 30	OPP-251564

Title:	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Rabbit Followed By A 14-Day Recovery**
Study Number:	**5702110**
CRL ID Number:	**CRL-395146**
Toxicokinetic Sample Collection:	Days 1 and 28: Samples will be taken from all animals at 6 time points (time points to be determined based on PK study) for a total of 312 samples.
Toxicokinetic Sample Analysis:	Samples analyzed at Charles River Senneville. Sample analysis by appropriate methodology e.g. assumes [****]. Method development/validation performed as separate study – prices available separately. Method development and validation, (including stability assessments when applicable), must be completed prior to sample analysis in order to have no impact on data delivery or integrity. As per regulatory guidelines, the ISR to confirm the reproducibility of the assay will be required on one study per species, preferable the subacute toxicity studies or equivalent and is calculated as follows: a minimum of 30 samples or 5-10% (10% of the first 1000 samples and 5% of the number exceeding 1000 samples) of the total number of samples. Additional re-assays requested by the Sponsor, or if samples require dilutions due to quantitation outside the calibration range and additional samples received above the number expected will be billed at the designated per sample / compound rate and may be subject to minimum batch charges as appropriate. Method: LC-MS/MS Regulated Method: N/A Analyte Type: Small Molecule Matrix: Serum Number of Analytes: 1 Sample analysis: [****] ISR: 10% of total samples, min of 30: [****] Report: Regulated Materials:
Toxicokinetic Reporting: (Performed at SEN)	Assessment of toxicokinetic parameters such as C_{max}, t_{max}, AUC, dose proportionality for 1 analyte, 2 occasions and 1 dose route. Calculations performed using non-compartmental analysis with a validated system. Additional data analysis (compartmental, pharmacodynamic, statistical) may be done where practical upon request at additional cost.
Terminal Procedures:	Day 29/42 Macroscopic examination, organ weights and tissue retention. Histopathology examination – all animals (standard tissues plus 5 sagittal sections/eye. optic nerve, adnexa (eyelids, nictitating membrane, conjunctiva, lacrimal glands, harderian glands), nasolacrimal duct and nasal turbinates).
Pathology Peer Review:	Not requested. If requested, an additional 2 weeks will be added to the reporting timeline.
Digital Pathology (slide scanning) – at additional cost:	Digitalization of histopathology glass slides for peer review or for study evaluation/interpretation purposes is available upon request.

STATEMENT OF WORK CONFIDENTIAL	18 of 30	OPP-251564

Title: **Study Number:** **CRL ID Number:**	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Rabbit Followed By A 14-Day Recovery** **5702110** **CRL-395146**
	Scanning cost $15/slide at 20x magnification or $20/slide at 40x magnification. Deciphex Patholytix is also available.
Reporting:	Full draft and QA-audited final reports. Reports provided in Acrobat PDF. Draft report available 9 weeks from final necropsy using the new standard Charles River format (11 weeks if a pathology peer review is performed). The addition of non-standard parameters to the study design may add additional reporting time. Use of the other report templates, additional reports or changes to the standard format may increase costs and/or increase reporting timelines.
SEND datasets (Final Report):	Included and scheduled based on submission date.
Archiving:	1 year following issuance of the draft report, with any residual/retained biological sample discarded before issue of the Final Report. Following this period, additional archiving by agreement and at additional cost.

Note: For the recovery phase, Charles River Laboratories Preclinical Services Montreal Inc.reserves the right to house the animals in a smaller room which may or may not house recovery animals from other studies. Should the Sponsor not want the animals to be moved an additional charge may be applied.

STATEMENT OF WORK CONFIDENTIAL	19 of 30	OPP-251564

Title: **Study Number:** **CRL ID Number:**	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Dog Followed By A 14-Day Recovery** **5702111** **CRL-395147**							
Objective:	Determination of safety of squalamine lactate to support IND							
Compliance:	GLP							
Species/Strain:	Beagle dog							
Dose Formulation Preparation:	Use as supplied							
Dose Formulation Analysis:	Not required (Sponsor will supply C of A)							
Dosing Regimen:	One or more times daily for 28 days followed by a 14-day recovery period (Use table below for costing purposes). Dosing will be staggered over 2 days to accommodate ERGs.							
Route of Administration:	Bilateral ocular instillation (eye drop)							
Test System:	Group	Dose Regimen	mg/eye/day	Main Study		Recovery Study		
				Males	Females	Males	Females	
	1 (Control)	[****]	0	3	3	2	2	
	2	[****]	TBD	3	3	[****]	[****]	
	3	[****]	TBD	3	3	[****]	[****]	
Spares:	1/sex							
Total Population:	14/sex							
Age:	5-7 months old on arrival							
Source:	Preferred vendor							
Pretreatment Period:	Two weeks							
Mortality/Morbidity:	Twice daily.							
Gross ocular Observations (Modified Draize):	Daily during dosing period, weekly during recovery.							
Detailed Observations:	Weekly starting 1 week prior to dosing.							
Body Weight:	Pretest, weekly and at termination.							
Food Consumption:	Daily.							
Ophthalmology (slit lamp and indirect):	Pretest, Days 14 and 28 and at the end of the recovery. Performed by a board-certified veterinary ophthalmologist.

STATEMENT OF WORK CONFIDENTIAL	20 of 30	OPP-251564

Title: **Study Number:** **CRL ID Number:**	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Dog Followed By A 14-Day Recovery** **5702111** **CRL-395147**
IOP:	Pretest, Days 14 and 28 and at the end of the recovery.
Electroretinogram (ERG):	Once pretest and on Day 26. Three scotopic and 2 photopic light stimuli evaluated.
Electrocardiogram (ECG):	Once pretest and on Day 25
Respiratory Rate:	Visual assessment, once pretest and on Day 25.
Clinical Pathology Parameters:	Hematology, Coagulation, Clinical Chemistry: Pretest, Day 28 and at the end of recovery (standard parameters). Urinalysis: Pretest, Day 28 and at the end of recovery (standard parameters). *Interpretation of the data and clinical pathology report by a board certified veterinary clinical pathologist, at additional cost.*
Toxicokinetic Sample Collection:	Days 1 and 28: Samples will be taken from all animals at 6 time points (time points to be determined based on PK study) for a total of 312 samples.
Toxicokinetic Sample Analysis:	Samples analyzed at Charles River Senneville. Sample analysis by appropriate methodology e.g. assumes LCMS/MS. Method development/validation performed as separate study – prices available separately. Method development and validation, (including stability assessments when applicable), must be completed prior to sample analysis in order to have no impact on data delivery or integrity. As per regulatory guidelines, the ISR to confirm the reproducibility of the assay will be required on one study per species, preferable the subacute toxicity studies or equivalent and is calculated as follows: a minimum of 30 samples or 5-10% (10% of the first 1000 samples and 5% of the number exceeding 1000 samples) of the total number of samples. Additional re-assays requested by the Sponsor, or if samples require dilutions due to quantitation outside the calibration range and additional samples received above the number expected will be billed at the designated per sample / compound rate and may be subject to minimum batch charges as appropriate.

Method:	[****]
Regulated Method:	N/A
Analyte Type:	Small Molecule
Matrix:	Serum
Number of Analytes:	1
Sample analysis:	[****]
ISR: 10% of total samples, min of 30	[****]
Report:	Regulated
Materials:	

Toxicokinetic Reporting: (Performed at SEN)	Assessment of toxicokinetic parameters such as C_{max}, t_{max}, AUC, dose proportionality for 1 analyte, 2 occasions and 1 dose route. Calculations performed using non-compartmental analysis with a validated system. Additional data analysis (compartmental, pharmacodynamic, statistical) may be done where practical upon request at additional cost.

STATEMENT OF WORK CONFIDENTIAL	21 of 30	OPP-251564

Title:	**A 28-Day Topical Administration Toxicity Study of Squalamine Lactate in the Dog Followed By A 14-Day Recovery**
Study Number:	**5702111**
CRL ID Number:	**CRL-395147**
Terminal Procedures:	Day 29/42 Macroscopic examination, organ weights and tissue retention. Histopathology examination – all animals (standard tissues plus 5 sagittal sections/eye. optic nerve, adnexa (eyelids, nictitating membrane, conjunctiva, lacrimal glands, harderian glands), nasolacrimal duct and nasal turbinates).
Pathology Peer Review:	Not requested. If requested, an additional 2 weeks will be added to the reporting timeline.
Digital Pathology (slide scanning) – at additional cost:	Digitalization of histopathology glass slides for peer review or for study evaluation/interpretation purposes is available upon request. Scanning cost $15/slide at 20x magnification or $20/slide at 40x magnification. Deciphex Patholytix is also available.
Reporting:	Full draft and QA-audited final reports. Reports provided in Acrobat PDF. Draft report available 9 weeks from final necropsy using the new standard Charles River format (11 weeks if a pathology peer review is performed). The addition of non-standard parameters to the study design may add additional reporting time. Use of the other report templates, additional reports or changes to the standard format may increase costs and/or increase reporting timelines.
SEND datasets (Final Report):	Included and scheduled based on submission date.
Archiving:	1 year following issuance of the draft report, with any residual/retained biological sample discarded before issue of the Final Report. Following this period, additional archiving by agreement and at additional cost.

Note: For the recovery phase, Charles River Laboratories Preclinical Services Montreal Inc.reserves the right to house the animals in a smaller room which may or may not house recovery animals from other studies. Should the Sponsor not want the animals to be moved an additional charge may be applied.

STATEMENT OF WORK CONFIDENTIAL	22 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

POSTPONEMENT/CANCELLATION POLICY

Charles River understands that occasionally you may request to delay or to cancel a Study due to unforeseen circumstances. Charles River will make commercially reasonable efforts to accommodate requested schedule changes. However, as significant costs are incurred related to Study initiation, cancellation/postponement fees will apply in proportion to the number of days’ notice given. Cancellation/postponement fees will be assessed separately for each postponement prior to the Study being cancelled or initiated.

Upon receipt of the signed Statement of Work or correspondence from the Sponsor confirming formal authorization to proceed, Charles River will order or reserve animals and allocate other resources for the specified Study or Services.

LABORATORY SERVICES, IN-VITRO, AND NON-ANIMAL STUDIES

For Laboratory Services, In-Vitro, and other non-animal Studies, including services to generate a protocol and/or report, postponement and cancellation charges will be based on the amount of notice given prior to the start date of such Services as follows:

DELAY TO STUDY START/POSTPONEMENT

Days of Notice Given Prior to Study Start	Postponement Charge (% of Study Price)
0- 14	10% plus consumable costs*
15 - 28	5% plus consumable costs*
29+	Consumable costs*

Postponement charges will apply when the Study Start is delayed by more than one week from the agreed upon start date. Postponement includes situations where Sponsor fails to provide necessary information for applications for licences, consents and permits on time (e.g., biosafety, opioid, controlled substances, tissues of human origin etc.)

*The cost of consumables and any other additional applicable fees charged by third parties will be passed on to the Sponsor, unless the consumables can be reallocated to another study.

CANCELLATION

Days of Notice Given Prior to Study Start	Cancellation Charge (% of Study Price)
0 – 7	15% plus consumable costs*
8 – 14	10% plus consumable costs*
15 – 28	5% plus consumable costs*
29+	0% plus consumable costs*

* Wherever possible, consumables procured specifically for the Study will be reallocated to another Study.  Where this is not possible, the cost of the consumables and any other additional applicable fees (including license fees) charged by third party suppliers will be passed on to the Sponsor.

STATEMENT OF WORK CONFIDENTIAL	23 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

ANIMAL STUDIES

For animal studies, postponement and cancellation charges will be assessed as follows:

DELAY TO STUDY START/POSTPONEMENT

Days of Notice Given Prior to Animal Arrival	Postponement Charge (% of Study Price)
Animals on-site	10% plus animal costs (if applicable)
1 – 14	10% plus animal costs (if applicable) Minimum $/€/£15,000 per room per week of delay
15 – 56	5% plus animal costs (if applicable)
>56	Animal costs (if applicable)

Postponement charges will apply when Day 1 of dosing is delayed by more than one week from the date agreed and detailed in the Study Plan or communicated by other means and agreed with the Sponsor.

Should any additional applicable costs be charged by the animal supplier, these will be passed on to the Sponsor.

CANCELLATION

Days of Notice Given Prior to Animal Arrival	Cancellation Charge (% of Study Price)
Animals on-site	50% plus animal costs*
1 – 7	30% plus animal costs**
8 – 14	20% plus animal costs**
15 – 56	10% plus animal costs**
57- 120	5% plus animal costs**
>120	0% plus animal costs **

* Wherever possible, animals will be reallocated to another Study.  Where this is not possible, the cost of the animals, animal housing until reallocated (and any other additional applicable fees charged by the animal supplier) will be passed on to the Sponsor.

** Should any animal costs and/or any other additional applicable fees be charged by the animal supplier before the animals are on-site, these will be passed on to the Sponsor.

If the Sponsor requests postponement of a Study start, we will make every effort to accommodate the requested change; however, due to resource constraints, Charles River may not be able to reschedule the Study precisely as requested by the Sponsor. If the new schedule is not acceptable, the Sponsor may elect to cancel the Study, in which case the applicable cancellation charge would apply.

STATEMENT OF WORK CONFIDENTIAL	24 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

In the event of postponement or cancellation of the Study by the Sponsor, additional compensation may be requested for items procured specifically for the study (e.g., dedicated equipment, perishable or non-reusable supplies) and any non-recoverable expenses incurred by Charles River (e.g., equipment lease payments, subcontractor charges or consultant fees to which Charles River is irrevocably committed).

In the event the Sponsor terminates an ongoing study (i.e. early termination following study initiation), the Sponsor will be responsible for all fees incurred up to the termination date including all required study closure and reporting activities and any committed costs.  In addition, a termination fee of up to 50% of the study value will be charged. This fee will be determined per study, based on the study type, duration and the stage at which the study is terminated.

Terms regarding adjustments to FTE contracts are reflected in the FTE specific contract terms.

All postponement and cancellation charges are subject to sales tax, VAT and similar taxes as applicable.

data protection addendum – business contact details

Charles River and Sponsor acknowledge that each of them may process Personal Data in connection with this Agreement. As used herein, the term ‘Personal Data’ and ‘Sensitive Personal Data’ shall have the meanings given to them in the General Data Protection Regulation 2016/679 (collectively, with any applicable Member State data protection laws, and as amended from time to time, the “EU Data Protection Laws”).

Charles River and Sponsor anticipate that the Personal Data disclosed to each other in connection with this Agreement will consist solely of the names and contact details of their respective personnel who are involved in the performance or administration of this Agreement. Each Party represents and warrants to the other Party that it is authorized to disclose or transfer the Personal Data of its personnel (including its employees and consultants) to the other Party and has obtained the express consent of the relevant data subjects in relation thereto, or otherwise has an appropriate basis for such disclosure or transfer under applicable law and that it will comply with the EU Data Protection Laws.

STATEMENT OF WORK CONFIDENTIAL	25 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

GENERAL TERMS AND CONDITIONS OF CHARLES RIVER

Charles River (hereinafter referred to as “Company”) shall undertake the protocol(s) referred to in this SOW (hereinafter referred to as “the Study”), for the client to whom this SOW is addressed (hereinafter referred to as “the Sponsor”) on the following conditions:

1.	Conduct of the Research.

1.1.	Company will maintain industry standards of professional conduct in the performance of the Study and in the preparation of all related reports. Company will adhere to all government laws, rules and regulations applicable to the conduct of the Study (“Applicable Law”). If applicable, and as set forth in the protocol, Company will perform the Study in accordance with generally accepted standards of Good Laboratory Practice or Good Manufacturing Practice.

1.2.	Company will conduct the Study in accordance with the protocol, which may be amended from time to time upon the mutual agreement of Company and the Sponsor. If an amendment requires additional or different work on the part of Company, Company may agree to conduct such work and will be paid an amount mutually agreed to by the parties. Deviations from the protocol may be made in an emergency without the Sponsor’s approval, provided that Company shall use commercially reasonable efforts to obtain the Sponsor’s verbal approval, which shall be subsequently confirmed by the Sponsor in writing. Should Company be unable to contact the Sponsor in advance, the Sponsor agrees that in order to maintain the integrity of the Study, Company may proceed accordingly and be entitled to recover such reasonable additional costs from the Sponsor upon presentation of an explanation of such emergency changes and the necessity thereof.

2.	Study Material

2.1.	If applicable, the Sponsor will provide Company with sufficient amounts of all compounds, materials, or other substances meeting relevant specifications (“Test Materials”) with which to perform the Study, as well as such complete and accurate data as is necessary to apprise Company of the stability, proper storage and safe handling requirements of the Test Materials, including a Material Safety Data Sheet (MSDS) or equivalent documentation. Company will supply a blank MSDS to the Sponsor, if requested by the Sponsor. All costs associated with shipping the Test Materials shall be the responsibility of the Sponsor and Company shall not be responsible for any loss, damage or destruction of the Test Materials.

3.	Subcontracting

3.1.	Company may elect to subcontract any part of the Study to a third party without having to obtain the Sponsor’s prior consent provided that such subcontracted work is agreed in the relevant protocol and such work is performed in accordance with this SOW and the relevant protocol and Company shall remain fully responsible to the Sponsor for the performance of such work. In the event that Company subcontracts any part of the work to an affiliated entity, invoices for such work may be issued to the Sponsor direct by the affiliated entity in the currency specified overleaf or as otherwise agreed in writing between the parties. The Sponsor shall pay such invoices directly to the relevant affiliated entity

4.	Inspections

4.1.	Upon reasonable advance notice and at reasonable frequency, Company will permit the Sponsor and/or its designated representatives (provided such representatives are not competitors of Company), during normal business hours and at mutually agreeable times, to visit the Company facilities where the Study is taking place to monitor Company’s performance of the Study.

4.2.	Company will notify the Sponsor as soon as practical in the event of any regulatory inspection of Company’s facilities that directly impact the Study. In the event of an inspection of the Sponsor by a regulatory or administrative agency, Company will to the extent permissible under Applicable Law, consult with and allow the Sponsor to review and comment on any responses to such agency related to the inspection.

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Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

5.	Reports

5.1.	Provided that the Sponsor is not in default hereunder, Company will furnish a report or data containing information specified in the protocol. All reports will be prepared in the standard format of the Company unless otherwise agreed in the protocol. In the event the Study requires the Company to issue a draft report, Company will provide the final report on receipt of the Sponsor’s approval of the draft or 16 weeks after dispatch of the draft if no comments are received, whichever is sooner. Additional copies of Reports and Interim Reports not specified in the protocol will be provided at the Sponsor’s request and expense.

5.2.	In the event Company provides electronic access to the Study data, records, reports and other documentation and the Sponsor elects to use such electronic access, the use of such electronic access shall be governed by Company’s standard access terms and conditions which may be accessed via Company’s website.

6.	Compensation

6.1.	The Sponsor will pay Company as set forth in the SOW (“Study Price”). The Study Price is exclusive of VAT which shall be charged, where appropriate, at the prevailing rate. The Study Price also excludes the cost of importation of samples or specimens and freight charges associated with their return shipment. All invoices are due and payable thirty (30) days from the date of the invoice and the Sponsor agrees to pay all invoices submitted. Company will invoice for amendments to a Study upon signature of such amendment by the Sponsor. All amounts not paid by the Sponsor when due shall accrue interest from the applicable due date until paid, at the rate of one and one half percent (1.5%) per month. In addition, Company may elect to cease or suspend work on the Study or withhold required reports or other deliverables if the Sponsor does not make payments when due and payable.

7.	Confidentiality

7.1.	The parties will exchange proprietary and confidential information during the term of this SOW , including without limitation, the existence and terms of the SOW . Each party will use its commercially reasonable efforts to maintain such information in confidence and will employ reasonable and appropriate procedures to prevent its unauthorised publication or disclosure unless required by Applicable Law to disclose such information. Neither party shall use the other party’s proprietary or confidential information for any purpose other than in performance of the SOW . The obligations of confidentiality set for in this Section 7 will survive termination or expiration of the SOW for a period of five (5) years.

7.2.	The confidentiality provisions of this Section 7 shall not apply to any part of such information which (a) is known to the receiving party at the time it was obtained from the disclosing party; (b) is acquired by the receiving party from a third party and such third party did not obtain such information directly or indirectly from the disclosing party under obligation not to disclose; (c) is or becomes published or otherwise in the public domain other than by violation of this SOW by the receiving party; (d) is independently developed by the receiving party without reference to or reliance upon the information provided by the disclosing party; or (e) is required to be disclosed by the receiving party to comply with applicable laws or governmental regulations; provided that the receiving party provided prompt written notice of such disclosure to the disclosing party and cooperates with the disclosing party’s reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

7.3.	Neither party will use the other party’s name or the name of any employee of the other party in any advertising, packaging, promotional material, or any other publicity relating to the SOW, without the prior written approval of the other party.

7.4.	Transfer, storage, use and processing of personal data shall be made in accordance with the Data Protection Exhibit attached hereto and made a part hereof.

8.	Warranties

8.1.	The Sponsor warrants that it owns all rights, title and interest in the Test Materials furnished by the Sponsor to Company hereunder and the intellectual property related thereto, and that Company’s use of any and all such Test Materials in connection with the Study does not infringe any third party rights.

8.2.	Company warrants that the services described in the SOW shall conform to the protocol specifications and the current material applicable standards, regulations and procedures of the appropriate regulatory agencies. Company does not warrant or represent that the results of the Study will be acceptable to any regulatory or governmental agency to which they are presented nor that the results of the Study will enable the Sponsor to further develop, market or otherwise exploit the Test Materials or any other product or service. This SOW is to carry out experimental research and for the use of experimental materials whose properties and safety may not have been established. Accordingly, specific results cannot be guaranteed and any delivered items provided by Company to the Sponsor under this SOW are provided ‘AS IS’ and without any express or implied warranties, representations or undertakings, except as set forth above.

STATEMENT OF WORK CONFIDENTIAL	27 of 30	OPP-251564

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

9.	Limitation of Liability

9.1.	Company will not be liable for penalties or liquidated damages or for special, indirect, consequential punitive, exemplary or incidental damages of any type or kind (including, without limitation, lost profits) regardless of whether any such losses or damages are characterised as arising from breach of contract, breach of warranty, tort/delict, strict liability or otherwise, even if Company is advised of the possibility of such losses or damages, or if such losses or damages are foreseeable.

9.2.	Company’s liability under the SOW, regardless of the form of action, shall be limited to actual damages and shall not exceed the total SOW price (excluding any value added tax thereon). In no event shall Company be liable for any damages arising from or in connection with any decision by the Sponsor or any third party to further research, develop or market the Test Materials or any derivative or product or service related thereto or the use of the Test Materials or any product or derivative or service related thereto.

9.3.	Subject to the limitations set forth in this Section 9, in the event that Company commits a breach of warranty set Section 8.2 above, Company’s sole liability, and the Sponsor’s sole remedy shall be for Company to conform, at Company’s cost and expense, the affected work or portion of the research affected by the breach to the relevant specification.

10.	Indemnities

10.1.	Subject to the limitations of liability contained in Section 9 above, Company will defend, indemnify, save and hold harmless the Sponsor and its parent, subsidiaries and affiliates and their respective directors, officers, employees and agents from and against any claims, demands, suits, actions, causes of action, losses, damages, fines and liabilities, including reasonable professional fees (“Claims”) arising out of or in connection with or attributable to Company’s gross negligence or wilful misconduct in performance of the Study, and will pay any costs and damages which, by final judgement, after exhaustion of all reasonable appeals, may be assessed against them, provided that Company is given written notice of the Claims within five (5) days of the date of notice to the Sponsor and is given information, reasonable assistance, and sole authority to defend and/or settle the claim.

10.2.	The Sponsor will defend, indemnify, save and hold harmless Company and its parent, subsidiaries and affiliates and their respective directors, officers, employees and agents from and against any Claims arising out of or in connection with or attributable to (a) the research, development, manufacture, distribution, use, sales or other disposition by the Sponsor, or any distributor, collaborator, customer, sublicense, representative or agent of the Sponsor, of the Test Materials and/or any other substances upon which the services of Company were performed, or (b) any infringement of any third party’s patent rights or unauthorised use or misappropriation of its know-how, or (c) personal injury related to contact with Company’s animals, tissues, samples or specimens during visits to Company’s facilities or after delivery of any animals, tissues, samples or specimens to the Sponsor, or (d) the Sponsor’s gross negligence or wilful misconduct in connection with the SOW and will pay any costs and damages which, by final judgement, after exhaustion of all reasonable appeals, may be assessed against them, provided that the Sponsor is given written notice of the Claims within five (5) days of the date of notice to Company and is given information, reasonable assistance and sole authority to defend and/or settle the claim.

11.	Ownership

11.1.	Any inventions and/or techniques for carrying out the services described in the protocol which relate to the conduct of Company’s business are and shall remain Company’s exclusive property, including but not limited to; present and future documentation, scientific and technical data, test procedures and other information that is owned or licensed by Company and any improvements thereto made during the performance of the Study under this SOW. Subject to the terms and conditions hereof, Company shall have the right to use concurrent control data as part of its general historical database. Any data, discoveries or inventions developed or generated pursuant to the SOW which directly relate to any information or materials provided by the Sponsor hereunder, including without limitation new data, uses, processes or compositions directly relating to the information or materials provided hereunder shall be the exclusive property of the Sponsor. Company agrees to assist the Sponsor in securing for the Sponsor any patents, copyrights or other proprietary rights in such data, discoveries or inventions, and to perform all acts that may be reasonably required to vest in the Sponsor all right, title and interest in such data, discoveries or inventions, and Company shall be compensated at its standard rates for such assistance. All costs and expenses associated with establishing the Sponsor’s rights therein shall be the Sponsor’s responsibility.

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Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

12.	Insurance

12.1.	Each party shall carry insurance sufficient to cover its interest or potential liabilities hereunder including, but not limited to worker’s compensation, if applicable, and comprehensive general liability.

13.	Force Majeure

13.1.	Except with respect to the payment of monies due hereunder, neither party shall be considered in default of the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, earthquake, explosion, strike, acts of terrorism, disease, war, insurrection, embargo, government requirement, civil or military authority, act of God, or any other event, occurrence or condition which is not caused, in whole or in part, by that party, and which is beyond the reasonable control of that party.

14.	Termination

14.1.	The Sponsor shall have the right to terminate the on-going Study at any time without cause upon thirty (30) days prior written notice to Company. In the event the Study is terminated without cause, Company shall be paid for all services rendered through the effective date of termination, together with any additional expenses incurred in connection with the shutdown of the Study including without limitation any irrevocably committed costs, together with a fee to cover the loss of and/or disruption to laboratory work caused by the termination as agreed and set forth in this SOW.

14.2.	Either party may terminate the SOW at any time upon thirty (30) days prior written notice to the other party, for material breach of the SOW by the other party if such breach is not remedied to the non-breaching party’s reasonable satisfaction within the thirty (30) day notice period.

14.3.	Upon termination, neither party will have any further obligations under the SOW, except that (i) the liabilities accrued through the date of termination and (ii) the obligations which by their terms survive termination, including the applicable confidentiality, record keeping, regulatory compliance, intellectual property and indemnification provisions of the Contract, shall survive termination.

15.	Dispute Resolution

15.1.	The parties shall attempt, in good faith, to resolve through negotiations any controversy, claim, or dispute arising out of the SOW. In the event that negotiations are not successful, the controversy, claim, or dispute shall be submitted to third party mediation upon terms reasonably acceptable to the parties. If such claim, controversy or dispute is not resolved through mediation, upon written demand of either party, the claim, controversy or dispute shall be submitted to arbitration. Such arbitration shall take place in the jurisdiction in which the services are provided, and shall proceed in accordance with the laws of such jurisdiction and the Rules of the United Nations Commission on International Trade Law Model Law on International Commercial Arbitration. A record and transcript of the proceedings shall be maintained. Any award shall be made in writing and in reasonable detail, setting forth the findings of fact and conclusion of law supporting the award. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators, which shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. The decision shall be enforceable by a court of law, provided that the decision is supported by substantial fact and is without material error of law. All costs of such arbitration, except expert fees and attorneys’ fees, shall be shared equally by the parties.

16.	Archiving

16.1.	All Study reports and supporting documentation originating with Company (e.g., slides, blocks, original data and other materials arising out of the Study) are the Sponsor’s property (“Materials”). Except as otherwise required by applicable law or set forth in the protocol, Company shall retain in its archive for a period of one year following the date of the final report all Materials, or for such shorter period as, in the opinion of Company, the quality of the Materials affords evaluation. At the end of the period referred to above, Company shall contact Sponsor to determine disposition of the Materials as follows: (a) extended storage of the Materials; (b) return of the Materials to Sponsor at Sponsor’s expense or (c) disposal of Materials at Sponsor’s expense. If the Sponsor requests Company to continue to store the Materials and Company agrees, the cost for storage of the Materials shall continue to be invoiced to the Sponsor at Company’s then current rates. If the Sponsor fails to give such instructions, Company shall so notify the Sponsor, and if such instructions are still not forthcoming within thirty (30) days of said notification, then Company shall have the option of continuing storage of the Materials, which will be deemed to have been authorised for an additional period of not less than one (1) year or Company may return the Materials to the Sponsor at the Sponsor’s expense. The Sponsor shall be liable for storage charges until the Materials are returned to the Sponsor. While the Materials are in transit to the Sponsor, all risk of loss or exposure to the Materials shall be borne by the Sponsor.

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Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[****]”

16.2.	If the Materials require additional and/or special storage requirements, additional charges for storage shall be assessed and invoiced to the Sponsor. Invoices shall be issued annually in advance and are due and payable upon receipt and the Sponsor agrees to pay all invoices submitted.

16.3.	Company’s liability for archival services under the SOW, regardless of the form of action shall not exceed the fee paid for one year’s storage of the Materials.

17.	Employee Solicitation

17.1.	The Sponsor agrees that during the term of the Study and for a period of one hundred and eighty (180) days thereafter, the Sponsor will not hire, or engage as an independent contractor, any person who has been involved in rendering services on the Study, without prior written consent of Company. In the event of such solicitation, hiring or engagement, in addition to any other remedy Company may have, Sponsor shall pay to Company an amount equal to such employee’s annual salary.

18.	Miscellaneous

18.1.	Notices. All notices from one party to the other will be in writing. Notices shall be sent by overnight courier, certified mail, return receipt requested, or by other means of delivery requiring a written acknowledged receipt. All notices shall be effective upon receipt.

18.2.	Independent Contractor. The business relationship of the Company to the Sponsor is that of an independent contractor and not of a partner, joint venture, employer, employee or any other kind of relationship.

18.3.	Assignment. The SOW, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign this SOW to an affiliated company or in connection with the merger, consolidation or sale of substantially all assets related to the Study.

18.4.	Entire Agreement. The SOW sets forth the entire agreement and understanding between the parties, superseding any and all previous statements, negotiations, documents agreements and understandings, whether oral or written, as to the subject matter of the SOW. No modification or waiver of the provisions of the SOW shall be valid or binding on either party unless in writing and signed by both parties. No waiver of any term, right or condition under the SOW on any one occasion shall be construed or deemed to be a waiver or continuing waiver of any such term, right or condition on any subsequent occasion or a waiver of any other term, right or condition hereunder.

18.5.	Severability. In the event that any one or more of the provisions contained in the SOW will, for any reason, be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of the SOW, and all other provisions will remain in full force and effect.

18.6.	Applicable Law. The SOW will in all events and for all purposes be governed by, and construed in accordance with, the laws of the jurisdiction in which the services are provided without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

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